Exhibit 10.23

APPENDIX B

ARTICLE III OF THE CHARTER FINANCIAL CORPORATION
2001 RECOGNITION AND RETENTION PLAN

ARTICLE III

SHARES AVAILABLE UNDER PLAN

                Section 3.1    Shares Available Under Plan.

           (a)    The maximum number of Shares available for Awards under the Plan shall be 283,177 Shares issued in the Reorganization, subject to adjustment pursuant to section 8.3.

           (b)    An aggregate maximum of 84,953 Shares issued in the Reorganization (subject to adjustment pursuant to section 8.3) may be granted as Awards to Eligible Directors, and a maximum of 14,158 Shares issued in the Reorganization (subject to adjustment pursuant to section 8.3) may be granted as Awards to any one Eligible Director.

           (c)    A maximum of 70,794 Shares issued in the Reorganization (subject to adjustment pursuant to section 8.3) may be granted as Awards to any one Eligible Employee.

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APPENDIX D

ARTICLE X OF THE CHARTER FINANCIAL CORPORATION
2001 RECOGNITION AND RETENTION PLAN

ARTICLE X

ADDITIONAL PROVISIONS SUBJECT TO FURTHER SHAREHOLDER APPROVAL

                  Section 10.1    Accelerated Vesting Upon Retirement or Change in Control.

             Notwithstanding anything in the Plan to the contrary, but subject to section 10.3, unless otherwise determined by the Committee and specified in the Award Notice relating to an Award: (a) in the event that any Eligible Employee terminates service as an Employee of all Employers, or in the event that an Eligible Director terminates service as a voting member of all Employers’ boards of directors, and such termination constitutes a Retirement, all Awards outstanding to such holder on the date of his Retirement shall, to the extent not already vested, become vested upon Retirement; and (b) in the event of a Change of Control, all Awards outstanding under the Plan on the date of the Change of Control shall, to the extent not already vested, become vested on the date of the Change of Control.

                  Section 10.2    Discretion to Establish Vesting Schedules.

             Notwithstanding anything in the Plan to the contrary, but subject to section 10.3, section 7.1 shall apply in determining the vesting of Awards only if no different vesting schedule is established by the Committee and specified in the Award Notice.

                  Section 10.3    No Effect Prior to Stockholder Approval.

             Notwithstanding anything contained in this Article X to the contrary, the provisions of this Article X shall not be applied, and shall be of no force or effect, unless and until the shareholders of the Company shall have approved such provisions by affirmative vote of the holders of a majority of the Shares represented in person or by proxy and entitled to vote at a meeting of shareholders duly called and held on or after October 16, 2002.

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